                                                                    EXHIBIT 99.1

[CENTRAL PARKING CORPORATION LOGO]

                                                              NEWS

          2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TENNESSEE 37212
                       (615) 297-4255 FAX: (615) 297-6240

Investor Contact:  Mark Shapiro                  Media Contact:  Richard Jonardi
                   Senior Vice President and                     Communications Manager
                   Chief Financial Officer                       (615) 297-4255
                   (615) 297-4255                                rjonardi@parking.com
                   mshapiro@parking.com


         CENTRAL PARKING REPORTS FOURTH QUARTER AND FISCAL 2004 RESULTS

NASHVILLE, Tenn. (November 3, 2004) - Central Parking Corporation (NYSE: CPC) today announced financial results for the fourth quarter and fiscal year ended September 30, 2004. For the fiscal year ended September 30, 2004, earnings from continuing operations increased to $20.4 million, or $0.56 per diluted share, compared with a loss of $6.2 million, or $0.18 per share in fiscal 2003. Net earnings for fiscal 2004 were $17.4 million, or $0.48 per share, compared with a net loss of $4.5 million, or $0.13 per share. Total revenues increased 3.9% to $1.2 billion, while revenues excluding reimbursed management expenses increased slightly to $712.4 million. For fiscal 2004, $13.6 million of revenues, excluding reimbursed management expenses associated with certain leased contracts, were converted to management agreements. Omitting the effect of these conversions, revenues excluding reimbursed management expenses would have increased 2.6% for fiscal 2004.

         Earnings from continuing operations for the fourth quarter of fiscal 2004 were $0.7 million, or $0.02 per diluted share compared with a loss of $0.2 million, or $0.01 per diluted share in the fourth quarter of fiscal 2003. Including a loss from discontinued operations, the Company reported a net loss for the fourth quarter of 2004 of $0.5 million, or $0.01 per share, compared with net earnings of $2.9 million, or $0.08 per share, in the fourth quarter of fiscal 2003. Total revenues increased 1.7% to $291.2 million, while revenues excluding reimbursed management expenses declined 2.7% to $172.6 million. During the quarter, $3.5 million of revenues, excluding reimbursed management expenses associated with certain leased contracts, were converted to management agreements. Omitting the effect of these conversions, revenues excluding reimbursed management expenses for the fourth quarter would have decreased 0.8%.

         During the fourth quarter, the Company continued its program of opportunistic property sales which generated proceeds of $7.4 million. For all of fiscal 2004, property sales totaled $50.2 million. The pre-tax property-related gains included in results from continuing operations amounted to $1.7 million, or $0.03 per share, for the fourth quarter and $7.7 million, or $0.13 per share, for the full fiscal year.

         "The results for the full year 2004 were within the range of revised guidance given on September 28. As we indicated in the earlier release, fourth quarter results were reduced by a still sluggish economy, higher operating costs, and the impact of the hurricanes and storms throughout the southern and eastern corridors where we have some of our largest markets," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "On the positive side, for the full fiscal year, we reduced our selling, general and administrative expenses in both dollars and as a percentage of sales, had a solid year of property sales, generated strong cash flow, and paid down approximately $94 million in debt.


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
CPC Reports Fourth Quarter and Fiscal 2004 Results
Page 2
November 3, 2004


         "As we look ahead to fiscal 2005, we will continue to focus on expense control and generating additional business. We recently announced the renewal of a contract with the Houston Airport System, the fourth largest multi-airport system in the United States and the sixth largest in the world. Last week we announced the signing of a multi-year contract to operate parking and shuttle services at Washington Dulles International Airport. Dulles becomes another major hub operation in our portfolio of 30 airports.

         "During fiscal 2005, we also plan to continue to make opportunistic property sales. We intend to sell about the same dollar amount of properties we sold in 2004. We recently completed an internal evaluation of all of our properties, and we estimate that the full real estate portfolio is valued at approximately $450 million."

         Separately, the Company announced the signing of a letter of intent to sell its Lexis technology unit. Accordingly, the 2004 results for Lexis have been reclassified as discontinued operations and include an after-tax impairment of $0.8 million. The sale is expected to close in the first quarter of fiscal 2005.

         "Despite our recent gains in new business, the economy has simply not improved enough to significantly boost our revenues. Our goal for 2005 is to continue to focus on profitability and improved cash flow. Based on the assumptions below, we expect that earnings from continuing operations which includes property-related gains/losses for the fiscal year ending September 30, 2005 will be in the range of $0.50 to $0.60 per share," Carell concluded.

The assumptions underlying the financial guidance for 2005 include:

                                                                         Actual 2004
Operating Earnings:  Parking                 $46 - $49 million          $52.7 million
Operating Earnings:  Management contracts    $69 - $72 million          $69.3 million
Total G & A                                  $76 - $78 million          $72.9 million
Property-related gains/losses                $ 6 - $ 8 million          $ 7.7 million
Interest                                     $12 - $13 million          $16.3 million
Depreciation & Amortization                  $28 million                $32.6 million
Effective tax rate                           38%                        40%
Outstanding shares                           37 million                 36.6 million
CapEx                                        $17 - $19 million          $13.3 million

         A conference call regarding this release is scheduled for Thursday, November 4, 2004, beginning at 10:00 a.m. (EST). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.parking.com or www.fulldisclosure.com.

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. As of September 30, 2004, the Company operated more than 3,400 parking facilities containing over 1.5 million spaces at locations in 38 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain and Greece.

         This press release contains historical and forward-looking information. The words "goal," "assumptions," "intend," "plan," "expect," "continue to expect," "remain optimistic," "should," "believe," "anticipate," "project," "estimate," "objective," "outlook," "guidance," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in



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
CPC Reports Fourth Quarter and Fiscal 2004 Results
Page 3
November 3, 2004


the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of claims and litigation, including but not limited to, the securities class action lawsuit pending against the Company; and increased regulation or taxation of parking operations and real estate.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2003, filed with the Securities and Exchange Commission, and in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2003, March 31, 2004, and June 30, 2004 and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.







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
Central Parking Reports Fourth Quarter and Fiscal 2004 Results
Page 4
November 3, 2004


                CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)

Amounts in thousands, except per share data
                                                                         QTD ENDED SEPTEMBER 30,         YTD ENDED SEPTEMBER 30,
                                                                          2004             2003           2004             2003
                                                                       -----------     -----------     -----------     -----------
Revenues:
  Parking                                                              $   140,960     $   146,079     $   585,798     $   589,383
  Management contracts                                                      31,680          31,423         126,560         119,520
                                                                       -----------     -----------     -----------     -----------
                                                                           172,640         177,502         712,358         708,903
  Reimbursement of management contract expenses                            118,540         108,719         458,688         418,058
                                                                       -----------     -----------     -----------     -----------
    Total revenues                                                         291,180         286,221       1,171,046       1,126,961

Costs and expenses:
  Cost of parking                                                          132,321         136,228         533,070         547,173
  Cost of management contracts                                              15,971          18,248          57,305          65,569
  General and administrative                                                19,168          18,325          72,860          83,409
                                                                       -----------     -----------     -----------     -----------
                                                                           167,460         172,801         663,235         696,151
  Reimbursed management contract expenses                                  118,540         108,719         458,688         418,058
                                                                       -----------     -----------     -----------     -----------
    Total costs and expenses                                               286,000         281,520       1,121,923       1,114,209
Property-related gains (losses), net                                         1,664            (273)          7,661          (7,560)
                                                                       -----------     -----------     -----------     -----------
    Operating earnings (losses)                                              6,844           4,428          56,784           5,192

Other income (expenses):
  Interest income                                                            1,241           1,244           4,883           4,733
  Interest expense                                                          (4,196)         (4,488)        (16,305)        (17,858)
  Interest expense -subordinated debentures                                 (1,045)         (1,045)         (4,179)         (4,179)
  Gain on sale of non-operating assets                                        --              --              --             3,279
  Equity in partnership and joint venture earnings                            (595)            388          (2,984)          2,212
                                                                       -----------     -----------     -----------     -----------
Earnings (loss) from continuing operations before minority interest
  and income taxes                                                           2,249             527          38,199          (6,621)
Minority interest                                                             (403)           (848)         (2,999)         (4,052)
                                                                       -----------     -----------     -----------     -----------

Earnings (loss) from continuing operations before income taxes               1,846            (321)         35,200         (10,673)
Income tax (expense) benefit                                                (1,126)            131         (14,846)          4,437
                                                                       -----------     -----------     -----------     -----------
  Earnings (loss) from continuing operations                                   720            (190)         20,354          (6,236)
                                                                       -----------     -----------     -----------     -----------

  Discontinued operations, net of tax                                       (1,253)          3,075          (2,993)          1,709
                                                                       -----------     -----------     -----------     -----------

  Net earnings (loss)                                                  $      (533)    $     2,885     $    17,361     $    (4,527)
                                                                       ===========     ===========     ===========     ===========

Basic earnings (loss) per share:
  Earnings (loss) from continuing operations                           $      0.02     $     (0.01)    $      0.56     $     (0.18)
  Discontinued operations, net of tax                                        (0.03)           0.09           (0.08)           0.05
                                                                       -----------     -----------     -----------     -----------
  Net earnings (loss)                                                  $     (0.01)    $      0.08     $      0.48     $     (0.13)
                                                                       ===========     ===========     ===========     ===========
Diluted earnings (loss) per share:
  Earnings (loss) from continuing operations                           $      0.02     $     (0.01)    $      0.56     $     (0.18)
  Discontinued operations, net of tax                                        (0.03)           0.09           (0.08)           0.05
                                                                       -----------     -----------     -----------     -----------
  Net earnings (loss)                                                  $     (0.01)    $      0.08     $      0.48     $     (0.13)
                                                                       ===========     ===========     ===========     ===========

  Weighted average shares used for basic per share data                     36,552          36,128          36,346          36,034
  Effect of dilutive common stock options                                      206            --               209            --
                                                                       -----------     -----------     -----------     -----------
  Weighted average shares used for dilutive per share data                  36,758          36,128          36,555          36,034
                                                                       ===========     ===========     ===========     ===========


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
Central Parking Reports Fourth Quarter and Fiscal 2004 Results
Page 5
November 3, 2004

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

 Amounts in thousands
                                                                      SEPTEMBER 30,   SEPTEMBER 30,
                                                                          2004            2003
                                                                      -------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents                                             $  27,628       $  31,572
  Management accounts receivable                                           40,287          34,174
  Accounts receivable - other                                               9,334          15,440
  Current portion of notes receivable                                       6,010           8,220
  Prepaid expenses                                                         13,045          11,424
  Assets held for sale                                                     23,724          39,417
  Refundable income taxes                                                   1,220           5,483
                                                                        ---------       ---------
    Total current assets                                                  121,248         145,730

Notes receivable, less current portion                                     41,940          40,879
Property, equipment and leasehold improvements, net                       380,256         414,265
Contract and lease rights, net                                             89,015         102,315
Goodwill, net                                                             232,562         230,312
Investment in and advances to partnerships and joint ventures               7,824          13,649
Other assets                                                               36,711          42,297
                                                                        ---------       ---------
    Total Assets                                                        $ 909,556       $ 989,447
                                                                        =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations       $  46,867       $   3,623
  Accounts payable                                                         76,964          80,128
  Accrued expenses                                                         46,273          43,661
  Management accounts payable                                              21,140          22,392
                                                                        ---------       ---------
    Total current liabilities                                             191,244         149,804

Long-term debt and capital lease obligations, less current portion        159,188         266,961
Subordinated debentures                                                    78,085          78,085
Deferred rent                                                              24,450          27,569
Deferred income taxes                                                       6,147           3,010
Other liabilities                                                          14,977          16,303
                                                                        ---------       ---------
    Total liabilities                                                     474,091         541,732
                                                                        ---------       ---------



Minority interest                                                              64          31,189

Shareholders' equity:
  Common stock                                                                366             362
  Additional paid-in capital                                              249,452         246,559
  Accumulated other comprehensive income, net                                 879              78
  Retained earnings                                                       185,409         170,232
  Other                                                                      (705)           (705)
                                                                        ---------       ---------
    Total shareholders' equity                                            435,401         416,526
                                                                        ---------       ---------
  Total Liabilities and Shareholders' Equity                            $ 909,556       $ 989,447
                                                                        =========       =========



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
Central Parking Reports Fourth Quarter and Fiscal 2004 Results
Page 6
November 3, 2004


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

 Amounts in thousands
                                                                                                  YTD SEPTEMBER 30,
                                                                                                2004            2003
                                                                                              ---------      ---------
 Cash flows from operating activities:
       Net earnings (loss)                                                                    $  17,361      $  (4,527)
       Loss from discontinued operations                                                          2,993         (1,709)
                                                                                              ---------      ---------
       Earnings from continuing operations                                                       20,354         (6,236)
       Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities - continuing operations:
       Depreciation and amortization                                                             32,635         35,173
       Equity in partnership and joint venture earnings                                           2,984         (2,212)
       Distributions from partnerships and joint ventures                                         1,412          1,375
       Gain on sale of non operating assets                                                        --           (3,279)
       Property-related (gains) losses, net                                                      (7,661)         7,560
       Loss on derivatives related to refinancing                                                  --              918
       Decrease in fair value of derivatives                                                       --               12
       Deferred income taxes                                                                      3,174        (11,469)
       Minority interest, net of tax                                                              2,999          4,052
       Changes in operating assets and liabilities:
           Management accounts receivable                                                        (6,113)         5,490
           Accounts receivable - other                                                            6,106            274
           Prepaid expenses                                                                      (1,621)        (1,373)
           Other assets                                                                          (7,306)        (3,389)
           Accounts payable, accrued expenses and other liabilities                              (6,357)         1,186
           Management accounts payable                                                           (1,252)          (279)
           Deferred rent                                                                         (3,119)        (1,535)
           Refundable income taxes                                                                4,263         (5,483)
           Income taxes payable                                                                    --            2,149
                                                                                              ---------      ---------
              Net cash provided by operating activities - continuing operations                  40,498         22,934
              Net cash provided (used) by operating activities - discontinued operations          1,141         (2,421)
                                                                                              ---------      ---------
              Net cash provided by operating activities                                          41,639         20,513
                                                                                              ---------      ---------

 Cash flows from investing activities:
       Proceeds from disposition of property and equipment                                       69,408         26,147
       Purchase of equipment and leasehold improvements                                         (13,274)       (53,924)
       Purchase of property                                                                      (1,725)          --
       Purchase of contract and lease rights                                                     (4,530)        (7,186)
       Acquisitions, net of cash acquired                                                          --           (1,997)
       Other investing activities                                                                 2,477          5,823
                                                                                              ---------      ---------
              Net cash provided (used) by investing activities                                   52,356        (31,137)
                                                                                              ---------      ---------

 Cash flows from financing activities:
       Dividends paid                                                                            (2,184)        (2,165)
       Net (repayments) under revolving credit agreement                                        (59,000)       (87,500)
       Proceeds from issuance of notes payable, net of issuance costs                             2,933        176,332
       Principal repayments on long-term debt and capital lease obligations                     (39,065)       (78,664)
       Payment to minority interest partners                                                     (3,244)        (4,116)
       Proceeds from issuance of common stock and exercise of stock options                       2,897          4,182
                                                                                              ---------      ---------
              Net cash (used) provided by financing activities                                  (97,663)         8,069
                                                                                              ---------      ---------

 Foreign currency translation                                                                      (276)           629
                                                                                              ---------      ---------
 Net decrease in cash and cash equivalents                                                       (3,944)        (1,926)
 Cash and cash equivalents at beginning of period                                                31,572         33,498
                                                                                              ---------      ---------
 Cash and cash equivalents at end of period                                                   $  27,628      $  31,572
                                                                                              =========      =========



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
Central Parking Reports Fourth Quarter and Fiscal 2004 Results
Page 6
November 3, 2004


Key Financial Metrics
(In thousands)


                                   QTD Ended September 30,      YTD Ended September 30,
                                     2004           2003          2004          2003
                                   --------       --------      --------      --------
Net earnings (loss)                ($   533)      $  2,885      $ 17,361      ($ 4,527)

Interest expense                      5,255          5,543        20,523        22,111

Income tax expense (benefit)            687          1,919        12,961        (3,079)

Depreciation/amortization             7,376          9,833        30,755        33,419

Minority interest, net of tax           289            821         2,724         4,064
                                   --------       --------      --------      --------
EBITDA                             $ 13,074       $ 21,001      $ 84,324      $ 51,988
                                   ========       ========      ========      ========


In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBbTDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/ amortization, minority interest, and cumulative effect in accounting changes. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings (loss) which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings (loss) or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.










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